UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	April 2, 2008

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant announced that Twentieth Century Fox Home Entertainment (TCFHE) has gone “LIVE” with its new copy protection software, MediaEscort™, to protect the Studio’s filmed entertainment content that is streamed via the Internet to its various trade business partners in advance of DVD availability.

A copy of the News Release dated April 2, 2008 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated April 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  April 3, 2008

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

For All Press Inquiries, Contact: (860) 739 - 8030

TWENTIETH CENTURY FOX HOME ENTERTAINMENT ADOPTS USVO’S

ANTI-PIRACY SYSTEM FOR ONLINE TRADE STREAMING

(Niantic, CT – April 2, 2008) – USA Video Interactive Corporation (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF) today announced that Twentieth Century Fox Home Entertainment (TCFHE) has gone “LIVE” with its new copy protection software, MediaEscort™, to protect the Studio’s filmed entertainment content that is streamed via the Internet to its various trade business partners in advance of DVD availability.

MediaEscort’s on-demand watermarking system automatically and seamlessly embeds SmartMarks™, imperceptible forensic information in every frame of video content, during Internet delivery to protect against piracy.  TCFHE selected MediaEscort for online delivery of streaming media content for review by retail buyers, distributors and others that sell DVDs to the general public.  The move provides the Studio’s trade partners with the convenience of being able to view its product simply on their office computer.

“Professional pirates constantly prowl the Internet for streaming entertainment content that they might possibly hijack,” stated Heather Field, Executive Director of Digital Marketing IT at TCFHE.  “In using MediaEscort we can provide advance access to our content, conveniently and in a traceable manner.”

“MediaEscort is a breakthrough for USVO product development that meets a growing demand for anti-piracy products for online media,” said Edwin Molina, CEO of USVO. “We feel this is the beginning of a new era in content protection for intellectual property rightsholders.”

For further information about USVO’s anti-piracy products, please visit: http://www.usvo.com.

All Press inquires, please call (860) 739 – 8030.

About MediaEscort™:

MediaEscort™ is an industry first, IP-centric, real-time online watermarking product, with its own administrative infrastructure fully integrated into customer’s video servers. It will automatically and seamlessly embed SmartMarks—imperceptible forensic information in every frame of video content—during Internet delivery, providing the proof courts need to protect intellectual property rights, indicting and convicting the individuals who steal the original material. Using MediaEscort, copyright holders are able to protect their content without restricting the fair uses of legitimate customers. MediaEscort’s SmartMarks work across all distribution and presentation channels and technologies.  It seamlessly provides an entire system for piracy protection without frustrating consumers, who will continue to have the freedom to enjoy content in their own way.  In addition, MediaEscort has the ability to support all major codecs in the industry, while preserving the SmartMark and the process is fully compatible with DRM.

About Twentieth Century Fox Home Entertainment:

A recognized global industry leader, Twentieth Century Fox Home Entertainment LLC (TCFHE) is the worldwide marketing, sales and distribution company for all Fox film and television programming on VHS, DVD and Blu-ray Disc (BD) as well as acquisitions and original productions.  The company also releases all products around the globe for MGM Home Entertainment.  Each year TCFHE introduces hundreds of new and newly enhanced products, which it services to retail outlets -- from mass merchants and warehouse clubs to specialty stores and e-commerce - throughout the world.  Twentieth Century Fox Home Entertainment LLC is a subsidiary of Twentieth Century Fox Film Corporation, a News Corporation company.

About USVO:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaEscort™, MediaSentinel™ and SmartMark™ digital watermarking products and technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 8 West Main Street, Niantic, Connecticut, 06357  Telephone  (860) 739 - 8030

Facsimile (860) 739 - 8070; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 739 – 8030 or contact@usvo.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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